Exhibit 99.6

BOARD OBSERVATION RIGHTS AGREEMENT

This BOARD OBSERVATION RIGHTS AGREEMENT, (this “Agreement”), dated as of February 19, 2021, by and between Quest Patent Research Corporation, a Delaware corporation (the “Company”), and QPRC Finance LLC, a Delaware limited liability company (the “Investor”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Issuance Agreement, dated of even date herewith (the “Warrant Agreement”).

WHEREAS, pursuant to, and upon the terms and conditions of, a Prepaid Forward Purchase Agreement, dated of even date herewith (the “Purchase Agreement”), the Investor has agreed to provide financing to the Company for certain operating expenses and for the acquisition of certain mutually agreed upon patent rights that the Company intends to license, enforce or otherwise monetize;

WHEREAS, to induce the Investor to enter into the Purchase Agreement, the Company has agreed pursuant to, and upon the terms and conditions of, the Warrant Agreement to issue the Investor a warrant (the “Warrant”), representing the right to acquire shares of the Company’s common stock, par value $0.00003 per share;

WHEREAS, to induce the Investor to enter into the transactions evidenced by the Purchase Agreement and Warrant Agreement, the Company desires to provide the Investor with certain observation and designation rights in respect of the board of directors of the Company (the “Board”); and

WHEREAS, the Board has determined it to be in the best interests of the Company to provide the Investor with such observation and designation rights in respect of the Board, pursuant to, and upon the terms and conditions of, this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Board Observation Rights.

(a) Beginning on the date of this Agreement and ending on the later of the date on which the Investor or its affiliates (i) have received the entirety of their Investment Return (as defined in Purchase Agreement), and (ii) no longer hold any Securities (the “Observation Rights Termination Date” and such period from the date of this Agreement to the Observation Rights Termination Date, the “Observation Period”), the Company hereby grants the Investor the option and right, exercisable at any time during the Observation Period, to appoint a representative (the “Board Observer”), to attend meetings (including, without limitation, telephonic or other electronic meetings) of the Board or any committee thereof (each, a “Committee”), including executive sessions, in an observer capacity. The Board Observer will not constitute a member of the Board or any Committee and will not be entitled to vote on, or consent to, any matters presented to the Board or any Committee. The Board Observer shall be provided access to all Board and Committee materials and information as provided on the same terms and in the same manner as provided to the other members of the Board or Committee.

(b) The Company shall (i) give the Board Observer notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board or any Committee, (ii) provide the Board Observer with access to all materials and other information (including, without limitation, access to minutes of meetings or written consents of the Board or any Committee) given to the members of the Board or any Committee in connection with such meetings or actions taken by written consent at the same time and in the same manner such materials and information are furnished to such members of the Board or any Committee, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as a member of the Board or any Committee. The Board Observer shall agree to maintain the confidentiality of all non-public information and proceedings of the Board and any Committee and, if so requested, to enter into a customary a confidentiality agreement, in a form mutually agreed upon by the Company and the Board Observer (the “Confidentiality Agreement”). Notwithstanding the foregoing, upon request from the Investor, the Board Observer may provide, on a confidential basis, such non-public material and information to the Investor provided the Investor agrees to comply with and be bound by any Confidentiality Agreement. For the avoidance of doubt, the recipient of such confidential information from the Board Observer may further provide such information to any legal counsel, accountant and financial advisor that has been engaged by such recipient to discuss such matters or information; provided that any such recipient is bound by an obligation of confidentiality or agrees to be bound by the provisions of the Confidentiality Agreement.

(c) Without limiting the generality of the Sections 1(a) and 1(b) or the provisions of any Confidentiality Agreement, the Board Observer will not directly or indirectly engage in any transactions in the Company’s Common Stock or aid or assist others in engaging in such transactions other than (i) at times when members of the Board are permitted to purchase or sell Company securities (i.e., during “trading windows”), or (ii) in a transaction that a member of the Board would otherwise be permitted to effect pursuant to the Company’s policy on securities transactions by members of the Board. Nothing in this Agreement shall be construed to require the Company to disclose, pursuant to a press release or a Form 8-K or otherwise, any material non-public information.

(d) For the avoidance of doubt, the Board Observer in its capacity as a Board Observer shall have (i) no fiduciary duty to the Company, and (ii) no obligations to the Company under this Agreement, except as described in Section 1, or to any stockholder.

2. Reimbursement of Expenses; Insurance; Compensation.

(a) The Company shall reimburse the Board Observer for all reasonable out of pocket expenses incurred in connection with attending meetings of the Board or any Committees.

(b) The Company shall include the Board Observer as an insured party under any of its directors’ and officers’ liability insurance policies.

(c) The Board Observer shall not be paid any other amounts or compensation in such capacity as a Board Observer.

3. Miscellaneous.

(a) Entire Agreement; Amendments. This Agreement supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein, except as specifically set forth herein. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in the Warrant Agreement.

(c) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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Signature page follows.]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Board Observation Rights Agreement to be duly executed as of the date first written above.

COMPANY:

QUEST PATENT RESEARCH CORPORATION

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

INVESTOR:

QPRC FINANCE LLC

By:
Name:
Title:

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